Exhibit 5.1

CONYERS DILL & PEARMAN LLP
SIX, 2nd Floor, Cricket Square
PO Box 2681, Grand Cayman KY1-1111
Cayman Islands
T +1 345 945 3901
conyers.com

May 31, 2023

Phygital Immersive Limited

c/o Conyers Trust Company (Cayman) Limited

Cricket Square, Hutchins Drive

P.O. Box 2681

Grand Cayman KY1-1111

Cayman Islands

Ladies and Gentlemen,

Re: Phygital Immersive Limited (the “Company”)

We have acted as special legal counsel in the Cayman Islands to the Company in connection with the Company’s Registration Statement on Form F-4 filed with the United States Securities and Exchange Commission (the “Commission”) on or around the date of this opinion (the “Registration Statement”) relating to the Company’s registration of (i) up to 49,904,088 ordinary shares with par value $0.0001 per share (collectively, the “Ordinary Shares”), (ii) up to 23,950,000 warrants (the “Warrants”), each warrant exercisable to purchase one Ordinary Share; and (iii) all Ordinary Shares (the “Warrant Shares”) issuable upon the exercise of the Warrants (the Ordinary Shares, the Warrants and the Warrant Shares are collectively the “Registered Securities”), all as more particularly described in the Registration Statement.

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined copies of:

(i)	the Registration Statement;

(ii)

the certificate of incorporation dated 24 February 2023, the memorandum of association of the Company adopted on 24 February 2023 and articles of association of the Company adopted on 24 February 2023;

(iii)	the resolutions in writing of the sole director of the Company dated 2 March 2023 and 5 April 2023 (together, the “Resolutions”);

(iv)	a Certificate of Good Standing (the “Certificate of Good Standing”) dated May 26, 2023 issued by the Registrar of Companies in relation to the Company;

(v)	the Business Combination Agreement dated as of 2 March 2023 (the “BCA”) by and among the Company, Jaguar Global Growth Corporation I (“JGGC”), Jaguar Global Growth Korea Co., Ltd. and GLAAM Co., Ltd.;

(vi)

the Warrant Agreement dated as of 10 February 2022 between JGGC and Continental Stock Transfer & Trust Company (“Warrant Agent”) as amended and restated by the Amended and Restated Warrant Agreement between JGGC, the Warrant Agent and the Company (the “Warrant Documents”); and

(vii)	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

(a)

the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

(b)	the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us;

(c)

that the resolutions contained in the Resolutions were passed by unanimous written resolutions of the directors of the Company, remain in full force and effect and have not been and will not be rescinded or amended;

(d)	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

(e)

that at the time of issuance, any Ordinary Shares and Warrant Shares shall be issued by the Company against payment in full, which shall be equal to at least the par value thereof, and shall be duly registered in the Company’s register of members;

(f)	that the Company will have sufficient authorised share capital to effect the issue of any Ordinary Shares and/or Warrant Shares at the time of issuance;

(g)

the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the Registered Securities, and the due execution and delivery thereof by each party thereto;

(h)	the effectiveness under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with and declared effective by the Commission;

(i)	that the Registration Statement declared effective by the Commission will be in substantially the same form as that examined by us for purposes of this opinion;

(j)	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

(k)

that each of the documents reviewed by us are, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with their terms under all relevant laws (other than, with respect to the Company, the laws of the Cayman Islands); and

(l)

that there is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations under the documents reviewed by us.

3.	QUALIFICATIONS

(a)

The term “enforceable” as used in this opinion means that an obligation is of a type which the courts of the Cayman Islands enforce. It does not mean that those obligations will be enforced in all circumstances.    In particular, the obligations of the Company in connection with any Registered Security and any indenture or other agreement or document relating thereto:

(i)

will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, consolidation, moratorium, bribery, corruption, money laundering, terrorist financing, proliferation financing or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions;

(ii)	will be subject to statutory limitation of the time within which proceedings may be brought;

(iii)	will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available;

(iv)	may not be given effect to by a Cayman Islands court if and to the extent they constitute the payment of an amount which is in the nature of a penalty; and

(v)

may not be given effect by a Cayman Islands court to the extent that they are to be performed in a jurisdiction outside the Cayman Islands and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the exclusive or non-exclusive jurisdiction of specific courts, a Cayman Islands court has inherent discretion to stay or allow proceedings in the Cayman Islands against the Company if there are other proceedings simultaneously underway against the Company in another jurisdiction.

(b)	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands.

(c)	This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

(d)

This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Registered Securities by the Company and is not to be relied upon in respect of any other matter.

4.	OPINIONS

On the basis of and subject to the foregoing, we are of the opinion that:

(a)

The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing. Pursuant to the Companies Act of the Cayman Islands (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Act.

(b)

The issue of each of the Ordinary Shares and the Warrant Shares has been duly authorised and, when issued and paid for in accordance with the Resolutions, the BCA, the Warrant Documents and the Registration Statement and entered on the register of members of the Company, the Ordinary Shares and/or the Warrant Shares, as the case may be, will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such Ordinary Shares or Warrant Shares, as the case may be).

(c)

The issue of the Warrants has been duly authorised and, when issued and paid for in accordance with the Resolutions, the Warrant Documents and the Registration Statement, will constitute valid and binding obligations of the Company in accordance with the terms thereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Shareholders’ Suits”, “Enforceability of Civil Liabilities”, “Enforceability of Civil Liability under Cayman Islands Law”, “Enforceability of Civil Liabilities Under U.S. Securities Laws” and “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman LLP

Conyers Dill & Pearman LLP